Exhibit 99.1

NEWS RELEASE

LINCOLN FINANCIAL GROUP REPORTS FOURTH QUARTER AND

FULL YEAR EARNINGS

Record Gross Deposits, Domestic Net Flows and

Income From Operations for the Quarter and Full Year

Philadelphia, PA, Feb. 9, 2005—Lincoln National Corporation (NYSE:LNC), the parent company of the Lincoln Financial Group of companies, today reported net income of $189.9 million, or $1.07 per diluted share, for its fourth quarter of 2004. By comparison, net income for the fourth quarter of 2003 was $194.3 million, or $1.08 per diluted share. For the full year of 2004, net income was $707.0 million, or $3.95 per diluted share, versus $511.9 million, or $2.85 per diluted share, in 2003.

Income from operations for the fourth quarter was a record $189.9 million, or $1.07 per diluted share, compared to fourth quarter 2003 income from operations of $178.7 million, or $0.99 per diluted share. For the full year of 2004, income from operations reached a record $724.8 million, or $4.05 per diluted share, compared to $592.8 million, or $3.30 per diluted share. Return on equity (ROE), based on income from operations, for the year was a record 14.3%. The attached table defines and reconciles income (loss) from operations and ROE, non-GAAP measures, to GAAP net income and ROE, calculated in accordance with GAAP measures.

“In 2004, we executed our business model effectively to achieve record gross deposits and net flows across multiple products and markets while also achieving record operating earnings and return on equity,” said Jon A. Boscia, chairman and chief executive officer of Lincoln Financial Group. “Our fourth quarter and full year results serve to validate our keen focus on product, distribution, brand and risk management.”

Gross Deposits and Product Net Flows

Lincoln achieved quarterly and full year records in the following categories:

•	Consolidated Domestic Deposits

•	Consolidated Domestic Retail Deposits

•	Consolidated Domestic Net Flows

•	Consolidated Retail Net Flows

•	Consolidated Institutional Net Flows

•	Retirement Segment Gross Annuity Deposits and Net Flows

•	Investment Management Retail Deposits and Total Net Flows

Lincoln reported consolidated domestic deposits for the quarter of $8.0 billion, up 35% from the prior year quarter. For the full year, consolidated domestic deposits reached $30.5 billion, up 61% from 2003.

Of the consolidated deposits, consolidated domestic retail deposits, which include annuities, mutual funds, life insurance and other personal wealth accumulation products, were $5.3 billion for the fourth quarter and $19.3 billion for the full year. Institutional deposits were $2.75 billion for the quarter and a record $11.2 billion for the year.

Consolidated domestic net flows for the fourth quarter were $4.6 billion and $14.5 billion for the full year. Consolidated retail net flows were $2.5 billion and $7.3 billion for the fourth quarter and full year, respectively. Of the consolidated net flows, institutional net flows were $2.1 billion for the fourth quarter and $7.2 billion for the full year.

Lincoln Retirement

Fourth Quarter Results

Income from operations for the Retirement segment was $100.5 million for the quarter, versus $94.1 million for the fourth quarter 2003. Gross deposits reached $2.4 billion and net flows were $794 million in the quarter.

The Lincoln SmartSecuritySM Advantage, a new automatic annual step-up withdrawal rider, was introduced in October 2004. In the fourth quarter, new deposits electing this rider reached nearly $260 million. “We are excited about the opportunity we have to serve our clients with innovative product solutions. The Lincoln SmartSecuritySM Advantage is one such solution and with less than a full quarter in the market, the rider has already contributed to our record gross deposits for the quarter,” said Boscia.

Full Year Results

Full year income from operations for the segment was $414.6 million, compared to $331.9 million for 2003. For the year, gross deposits were $9.0 billion and net flows were $2.9 billion.

“The Lincoln Retirement segment built momentum throughout the year, breaking through previous gross deposit and net flow records with an excellent fourth quarter and year. Our American Legacy® variable annuity, single-manager product, and Lincoln ChoicePlusSM variable annuity, one of our multi-manager products, were standouts for the quarter and the year with record deposits,” said Boscia.

In 2004, i4LIFE® Advantage, a variable annuity rider that provides investors with an income management tool, reported $410 million in new deposits, an increase of nearly $300 million over 2003. “i4LIFE® Advantage started to gain traction in 2004, and our wholesalers have commented that our customers are enthusiastic about the option to elect the rider later in the life of the contract,” said Boscia.

Life Insurance

Fourth Quarter Results

Life insurance income from operations was $74.0 million, versus $73.4 million in the fourth quarter of 2003. Fourth quarter 2004 retail first year premiums were 5% below fourth quarter 2003 levels.

Full Year Results

For the year, the life insurance segment reported income from operations of $280.3 million, up 6% from the prior year. Retail first year life premiums were a record $812.6 million for the full year. MoneyGuard®, universal life insurance policy with long-term care benefits, recorded a 9% increase in first year premiums over 2003 and represented 30% of retail first year life premiums in 2004.

“Our life insurance segment benefited from a balanced suite of products to make a solid contribution to our overall results for the year,” said Boscia.

Investment Management

Fourth Quarter Results

The segment reported income from operations of $5.2 million in the fourth quarter, compared to $19 million in the fourth quarter of 2003. The decline in 2004 income from operations was due to the sale of Delaware International Advisors Ltd. (DIAL) in September 2004, severance costs and higher incentive compensation resulting from improved investment performance. The fourth quarter of 2003 was favorably impacted by a U.K. tax adjustment of $9.1 million.

Total deposits for the fourth quarter were $5.3 billion. Net flows for the segment reached $3.3 billion, nearly double the prior year’s fourth quarter.

Full Year Results

For 2004, the investment management segment reported income from operations of $43.6 million, versus $34.5 million in 2003.

Total investment management deposits reached $20.3 billion for the year. Net flows for the full year 2004 increased 175% over 2003, to $10.3 billion. “Delaware further distinguished itself by continued solid investment performance with more than 70% of its retail funds performing in the top half of the Lipper universe for one, three and five-year periods.”

Lincoln UK

Fourth Quarter Results

For the fourth quarter, the UK segment’s income from operations was $16.6 million versus $13 million in the same period a year ago. The segment results were positively impacted by a $5.9 million, after-tax, insurance recovery arising from mis-selling claims paid in the past.

Full Year Results

For the year, the UK segment reported income from operations of $43.5 million, versus $43.6 million in 2003.

Corporate & Other

Fourth Quarter Results

Corporate and Other, which includes financing, distribution expenses and the amortization of the deferred gain from the reinsurance business sold in 2001, reported a operating loss of $6.4 million compared to an operating loss of $20.8 million in the fourth quarter of 2003. Included in the quarter was a positive $4.4 million adjustment from a reduction in the deferred tax asset valuation allowance previously established in the company’s Barbados subsidiary.

Full Year Results

The operating loss in Corporate and Other for full year 2004 was $57.2 million compared to an operating loss of $81.7 million in 2003.

Results in the fourth quarter and for the full year of 2004 benefited from improved distribution results.

As of December 31, 2004, the book value of Lincoln National Corporation common stock, excluding accumulated other comprehensive income, was $30.17, compared with $27.69 a year ago. Book value, including accumulated other comprehensive income, was $35.53 compared with $32.56 a year ago. In the fourth quarter of 2004, 1.379 million shares were repurchased at a total cost of $64.0 million. Through the combination of share repurchases and dividends, a total of $600 million was returned to shareholders in 2004.

Lincoln National Corporation will discuss the company’s fourth quarter results with investors in a conference call beginning at 9:00 a.m. (EST) on Thursday, February 10, 2005. The company will also post its fourth quarter 2004 statistical supplement along with slides containing supporting data, on its website, www.LFG.com.

Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. With headquarters in Philadelphia, Lincoln Financial Group has consolidated assets of $116 billion as of December 31, 2004, and had annual consolidated revenues of $5.4 billion in 2004. Through its wealth accumulation and protection businesses, the company provides annuities, life insurance, 401(k) and 403(b) plans, 529 college savings plans, mutual funds, managed accounts, institutional investment and financial planning and advisory services.

Contact:

Priscilla Brown

Vice President, Investor Relations

& Strategic Communications

215 448-1422

investorrelations@LFG.com

Tom Johnson

Second Vice President, Media Relations

215 448-1454

mediarelations@LFG.com

Forward-Looking Statements – Cautionary Language

Certain statements made in this presentation and in other written or oral statements made by LNC or on LNC’s behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe”, “anticipate”, “expect”, “estimate”, “project”, “will”, “shall” and other words or phrases with similar meaning. LNC claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described with the forward-looking statements include, among others:

•	Legislative, regulatory or tax changes, both domestic and foreign, that affect the cost of, or demand for, our products, the required amount of reserves and/or surplus, or otherwise affect our ability to conduct business, including changes to statutory reserves and/or risk-based capital requirements related to secondary guarantees under universal life and variable annuity products; restrictions on revenue sharing and 12b-1 payments; and the repeal of the federal estate tax;

•	The institution of legal or regulatory proceedings against LNC or its subsidiaries and the outcome of any legal or regulatory proceedings, such as: (a) adverse actions related to present or past business practices common in businesses in which LNC and its subsidiaries compete; (b) adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities, and extra-contractual and class action damage cases; (c) new decisions which change the law; and (d) unexpected trial court rulings;

•	Changes in interest rates causing a reduction of investment income, asset fees and demand for our products as well as on the margins of LNC’s fixed annuity and life insurance businesses;

•	A decline in the equity markets causing a reduction of asset fees that LNC charges on various investment and insurance products, an acceleration of amortization of deferred acquisition costs (DAC) and an increase in liabilities related to guaranteed benefit features of LNC’s variable annuity products as well as related to the effectiveness of LNC’s various hedging strategies used to offset the impact of changes in the equity markets;

•	A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates and equity market returns from LNC’s assumptions used in pricing its products, in establishing related insurance reserves, and in the amortization of intangibles that may result in an increase in reserves and a decrease in net income;

•	Changes in accounting principles generally accepted in the United States that may result in unanticipated changes to LNC’s net income;

•	Lowering of one or more of the LNC’s debt ratings issued by nationally recognized statistical rating organizations, and the adverse impact such action may have on LNC’s ability to raise capital and on its liquidity and financial condition;

•	Lowering of one or more of the insurer financial strength ratings of LNC’s insurance subsidiaries, and the adverse impact such action may have on the premium writings and profitability of its insurance subsidiaries;

•	Significant credit, accounting, fraud or corporate governance issues that may adversely affect the value of certain investments in the portfolios of LNC’s companies requiring that LNC realize losses on such investments;

•	The impact of acquisitions and divestitures, restructurings, product withdrawals and other unusual items, including LNC’s ability to integrate acquisitions and to obtain the anticipated results and synergies from acquisitions;

•	The adequacy and collectibility of reinsurance that LNC has purchased;

•	Acts of terrorism or war that may adversely affect LNC’s businesses and the cost and availability of reinsurance;

•	Competitive conditions that may affect the level of premiums and fees that LNC can charge for its products;

•	The unknown impact on LNC’s business resulting from changes in the demographics of LNC’s client base, as aging baby-boomers move from the asset-accumulation stage to that asset-distribution stage of life;

•	Loss of key portfolio managers in the Investment Management segment and a loss of a significant number of financial advisors in Lincoln Financial Advisors; and

•	Changes in general economic or business conditions, both domestic and foreign, that may be less favorable than expected and may affect premium levels, claims experience, the level of pension benefit costs and funding, and investment results.

The risks included here are not exhaustive. LNC’s annual reports on Form 10-K, current reports on Form 8-K and other documents filed with the Securities and Exchange Commission include additional factors which could impact LNC’s business and financial performance. Moreover, LNC operates in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the impact of all risk factors on LNC’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undo reliance on forward-looking statements as a prediction of actual results. In addition, LNC disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this report.

Definition of Income (Loss) from Operations and ROE

Income (loss) from operations and ROE, as used in the earnings release, are non-GAAP financial measures and are not substitutes for net income (loss) and ROE, calculated using GAAP measures. Income (loss) from operations represents after-tax results excluding, as applicable, realized gains or losses on investments and derivatives, cumulative effect of accounting changes, restructuring charges, reserve changes on business sold through reinsurance, gain on sale of subsidiaries and book of business and loss on early retirement of debt. The earnings used to calculate ROE, as used in the earnings release, are income (loss) from operations. Income (loss) from operations is an internal measure used by the company in the management of its operations. Management believes that this performance measure explains the results of the company’s ongoing operations in a manner that allows for a better understanding of the underlying trends in the company’s current business because the excluded items are either unpredictable and/or not related to decisions regarding the underlying businesses.

(amounts in millions, except EPS)	For the Quarter Ended December 31,		For the Year Ended December 31,
	2004	2003	2004	2003
Net Income	$189.9	$194.3	$707.0	$511.9
Less:
Net realized gain/loss on investments and derivatives	3.5	38.9	(38.1)	(10.0)
Restructuring charges	—	(9.8)	(13.9)	(35.0)
Reserve development and related amortization on business sold through reinsurance	0.2	0.2	0.9	(18.5)
Loss on early retirement of debt	(4.1)	—	(4.1)	(3.7)
Gain on sale of book of business	0.4	—	61.9	—
Mark-to-market gain on reclassification from available-for-sale to trading securities	—	241.5	—	241.5
Cumulative effect of accounting change	—	(255.2)	(24.5)	(255.2)

Income from Operations	$189.9	$178.7	$724.8	$592.8

Earnings per share (diluted)
Net Income	$1.07	$1.08	$3.95	$2.85
Income from Operations	$1.07	$0.99	$4.05	$3.30

Average Equity			$5,075.5	$4,756.7
(Excluding accumulated other comprehensive income)

Return on Equity
Net Income			13.9%	10.8%
Income from Operations			14.3%	12.5%

Lincoln National Corporation

Digest of Earnings

	For the Quarter Ended December 31
	2004	2003
Revenue	$1,347,466,000	$1,702,552,000
Net Income	189,872,000	194,332,000
EPS - Basic	$1.09	$1.09
EPS - Diluted	$1.07	$1.08
Ave. Shares - Basic	173,994,562	177,751,483
Ave. Shares - Diluted	176,707,436	180,395,898

	For the Year Ended December 31
	2004	2003
Revenue	$5,371,274,000	$5,283,881,000
Net Income	707,009,000	511,936,000
EPS - Basic	$4.01	$2.89
EPS - Diluted	$3.95	$2.85
Ave. Shares - Basic	176,190,662	177,368,137
Ave. Shares - Diluted	179,017,125	179,441,767